Exhibit 8.1

March 15, 2006 Dynegy Inc. 1000 Louisiana, Suite 5800 Houston, Texas 77002	Mayer, Brown, Rowe & Maw LLP 700 Louisiana Street Suite 3600 Houston, Texas 77002-2730 Main Tel (713) 221-1651 Main Fax (713) 224-6410 www.mayerbrownrowe.com

Re:	Offer to Convert Outstanding 4.75% Convertible
Subordinated Debentures due 2023 and Consent

Solicitation

Ladies and Gentlemen:

We have acted as counsel to Dynegy Inc., an Illinois corporation (“Dynegy”), in connection with (A) its offer to convert all of its outstanding 4.75% Convertible Subordinated Debentures due 2023 (the “Debentures”) for cash and shares of Dynegy Class A common stock (the “Common Stock”) (the “Offer”) and (B) the solicitation of consents from holders of Debentures to certain amendments to the indenture under which the Debentures were issued, to eliminate the cross-default and cross-acceleration provisions contained therein (the “Consent Solicitation”). This opinion letter is being delivered in connection with Dynegy’s registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission, to which this opinion is an exhibit. Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning certain tax matters related to the Offer and Consent Solicitation. In providing this opinion, we have assumed (without any independent investigation or review thereof) that the description of the Offer and Consent Solicitation in the Registration Statement is accurate, the Offer and Consent Solicitation will be consummated in accordance with such description, without any waiver or breach of any material provision thereof, and the Offer and Solicitation will be effective under applicable corporate law.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (“Code”), and the Treasury regulations promulgated thereunder (“Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (“IRS”), currently published administrative rulings and procedures, and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, rulings, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement or such other document on which we relied, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged by the IRS, by a court.

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Dynegy Inc.

March 15, 2006

The information in the prospectus included in the Registration Statement under the caption “Material United States Federal Income Tax Consequences,” to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

This opinion is furnished to you solely for use in connection with the Registration Statement, and except as set forth above, we express no opinion as to the tax consequences, whether United States federal, state, local or foreign, of the Offer or the Consent Solicitation or of any transaction related thereto. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in the law.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not thereby concede that we are experts within the meaning of Section 11 of the Securities Act of 1933 or within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder. This opinion is based on facts and circumstances existing on the date hereof.

Very truly yours,

/s/    Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP